EXHIBIT 10.3

EXECUTION VERSION

RECEIVABLES SALE AGREEMENT

PENNYMAC CORP.

(Receivables Seller and Servicer)

and

PMT SAF FUNDING, LLC

(Depositor)

Dated as of August 10, 2023

PMT ISSUER TRUST – FHLMC SAF

ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

Schedule 1	Form of Assignment of Receivables

i

RECEIVABLES SALE AGREEMENT

This RECEIVABLES SALE AGREEMENT (as it may be amended, supplemented, restated, or otherwise modified from time to time, this “Agreement”) is made as of August 10, 2023, by and between PennyMac Corp., a corporation organized under the laws of Delaware, as receivables seller and servicer (“PMC”), and PMT SAF Funding, LLC, a limited liability company organized under the laws of Delaware, as depositor (the “Depositor”).

RECITALS

A. The Depositor is a special purpose limited liability company wholly owned by PMC. As of the Closing Date, PMC is a servicer under one or more unitary, indivisible servicing contracts as described in the Freddie Mac Single-Family Seller/Servicer Guide as amended, restated, modified and/or supplemented from time to time (the “Freddie Mac Single-Family Seller/Servicer Guide”) and entered into by and between the Federal Home Loan Mortgage Corporation, a government sponsored enterprise (“Freddie Mac”) and PMC, each of which servicing contract incorporates the Freddie Mac Single-Family Seller/Servicer Guide and the other Purchase Documents (as defined in the Guide) (individually and collectively, the “Designated Servicing Contract”). PMC has the obligation to make advances of delinquent principal and interest, advances of taxes and insurance and all other advances including foreclosure and liquidation and related expenses required to be made by a servicer under the Freddie Mac Single-Family Seller/Servicer Guide and/or the other Purchase Documents from and after the Closing Date (the “Advances”) and the right to collect the related Receivables (as hereinafter defined) in reimbursement of such Advances and the right to collect Receivables in existence on the Closing Date related to Advances previously made by PMC. As such, PMC, as servicer, will service mortgage loans in various Pools. The Facility Eligible Pools related to the Designated Servicing Contract for which PMC acts as servicer (each, a “Designated Pool” and collectively, the “Designated Pools”) will be designated as described herein for inclusion under this Agreement, the Receivables Pooling Agreement and the Indenture.

B. PMT ISSUER TRUST – FHLMC SAF (the “Issuer”), PMC, as servicer and as Administrator (in such capacity, the “Administrator”), Citibank, N.A., as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent, as Paying Agent and as Securities Intermediary, and Barclays Bank PLC (“Barclays”), as administrative agent (the “Administrative Agent”), will enter into an Indenture (as it may be amended, supplemented, restated or otherwise modified from time to time and including any indenture supplement, the “Indenture”) dated as of August 10, 2023. Under the Indenture, the Issuer shall be permitted to issue different Series of Advance Receivables Backed Notes (the “Notes”) from time to time, on the terms and conditions set forth in the Indenture.

C. PMC is obligated to make certain Advances from time to time with respect to the Mortgage Loans in the Designated Pools related to the Designated Servicing Contract of different Advance Types as more fully described in the Indenture. Upon its disbursement of an Advance with respect to a Designated Pool relating to the Designated Servicing Contract, PMC, as servicer, becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the Designated Servicing Contract. PMC, as receivables seller, desires to sell, contribute, assign, transfer and convey to the Depositor all its contractual rights to be reimbursed for each

Advance disbursed by PMC (or any predecessor servicer to the extent that PMC acquires the Advance), as servicer, from the date hereof through the Receivables Sale Termination Date, in respect of the Designated Pools relating to the Designated Servicing Contract (in any case, which Advance has not been previously reimbursed) (any right to reimbursement in respect of any such Advance, a “Receivable” and, collectively, the “Receivables”), pursuant to the terms of this Agreement. The Depositor will contemporaneously enter into a Receivables Pooling Agreement, dated as of even date herewith (as may be amended, supplemented, restated or otherwise modified from time to time, the “Receivables Pooling Agreement”), to sell and/or contribute, assign, transfer and convey to the Issuer all Receivables acquired by the Depositor from PMC, as receivables seller, immediately upon the Depositor’s acquisition of such Receivables pursuant to this Agreement.

D. The Notes issued by the Issuer pursuant to the Indenture will be collateralized by the Aggregate Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.

E. In consideration of each transfer by PMC, as receivables seller, to the Depositor of the Transferred Assets on the terms and subject to the conditions set forth in this Agreement, the Depositor has agreed to pay to PMC a purchase price equal to 100% of the fair market value thereof on each Sale Date. To the extent the purchase price actually paid in cash by the Depositor for the Transferred Assets is less than 100% of the fair market value thereof, the consideration for such excess fair market value shall be (i) on the Closing Date, the receipt of the membership interest of the Depositor, 100% of which is held by PMC, and (ii) on each subsequent Sale Date a capital contribution by PMC to the Depositor in an amount equal to the amount by which the fair market value of such Receivable exceeds the cash purchase price actually paid therefor.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Incorporation by Reference.

(a) This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture. Furthermore, for any capitalized term defined herein but defined in greater detail in the Indenture, the detailed information from the Indenture shall be incorporated herein by reference.

Additional Receivables: As defined in Section 2(a).

Additional Receivables Cap: As defined in Section 2(a).

Administrative Agent: As defined in the Recitals.

Administrator: As defined in the Recitals.

Advances: As defined in the Recitals.

Aggregate Receivables: All Initial Receivables and all Additional Receivables sold and/or contributed by PMC, as receivables seller, to the Depositor hereunder.

Agreement: As defined in the Preamble.

Applicable Law: As defined in Section 4(a)(viii).

Assignment of Receivables: Each agreement documenting an assignment by PMC to the Depositor substantially in the form set forth on Schedule 1.

Barclays: As defined in the Recitals.

Closing Date: August 10, 2023.

Consent Agreement: As defined in Section 11(k).

Depositor: As defined in the Preamble.

Designated Pool and Designated Pools: As defined in the Recitals.

Designated Servicing Contract: As defined in the Recitals.

Indenture: As defined in the Recitals.

Indemnification Amounts: As defined in Section 10(c).

Indemnified Party: As defined in Section 10(c).

Indemnity Payment: As defined in Section 4(d).

Indenture Trustee: As defined in the Recitals.

Initial Receivables: As defined in Section 2(a).

Issuer: As defined in the Recitals.

Post-Revolving Receivables: As defined in Section 2(a).

Purchase: Each purchase by the Depositor from PMC, as receivables seller, of Transferred Assets.

Purchase Price: As defined in Section 2(b).

Receivable and Receivables: As defined in the Recitals.

Receivables Pooling Agreement: As defined in the Recitals.

Receivables Sale Termination Date: The earlier to occur of the (i) date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to the Indenture, and all other amounts payable to any party pursuant to the Indenture, shall have been paid in full. (ii) date, after conclusion of the Revolving Period, on which the Additional Receivables Cap has been met, and (iii) Consent Withdrawal Date.

Related Documents: As defined in Section 4(a)(iii).

Removed Designated Servicing Contract: As defined in Section 2(c).

Removed Pool: As defined in Section 2(c).

Sale Date: (i) With respect to the Initial Receivables, the Closing Date on which such Initial Receivables are sold and/or contributed, assigned, transferred and conveyed by PMC to the Depositor and (ii) with respect to any Additional Receivables, each date from the Closing Date to the Receivables Sale Termination Date on which such Additional Receivable is sold and/or contributed, assigned, transferred and conveyed by PMC, as receivables seller, to the Depositor pursuant to the terms of this Agreement.

Series: As defined in the Indenture.

Stop Date: As defined in Section 2(c).

Transferred Assets: As defined in Section 2(a).

UCC: As defined in Section 2(a).

(b) The Designated Pool Schedule, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the Transaction Documents, is incorporated by this reference into this Agreement.

Section 2. Transfer of Receivables.

(a) Transferred Assets. Commencing on the Closing Date, and until the close of business on the Receivables Sale Termination Date, subject to the provisions of this Agreement, PMC, as receivables seller, hereby sells and/or contributes, assigns, transfers and conveys to the Depositor, and the Depositor acquires from PMC without recourse except as provided herein, all of PMC’s right, title and interest, whether now owned or hereafter acquired, subject to the Consent, in, to and under (1) each Receivable in existence on the Closing Date that arose with respect to a Designated Pool relating to the Designated Servicing Contract listed on the Designated Pool Schedule and such Designated Pool is specifically designated on the Designated Pool Schedule as of the Closing Date (the “Initial Receivables”), (2) each Receivable in existence on any Business Day on or after the Closing Date and prior to the Receivables Sale Termination Date that relates to any Designated Servicing Contract that is listed as a “Designated Servicing Contract” and the related Pool is listed as a “Designated Pool” on the Designated Pool Schedule as of the date such Receivable is created (“Additional Receivables”); provided, however, that no sale, contribution, assignment, transfer, or conveyance of Additional Receivables after the end of the Revolving Period (collectively, “Post-Revolving Receivables”) shall occur or be deemed to occur to the extent the aggregate value of Post-Revolving Receivables would exceed ten percent (10%) of the unpaid principal balance of the Notes measured as of the end of the Revolving Period (the “Additional Receivables Cap”), and (3) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the Uniform Commercial Code in effect in all applicable jurisdictions (the “UCC”)), together with all rights of PMC to enforce such Initial Receivables and Additional Receivables (collectively, the “Transferred Assets”). Until the Receivables Sale Termination Date, PMC shall, automatically and without any further action on its part, sell and/or contribute, assign, transfer and convey to the Depositor, on each Business Day, each Additional Receivable not previously transferred to the Depositor and the Depositor shall purchase each such Additional Receivable together with all of the other Transferred Assets related to such Receivable.

Notwithstanding the foregoing, or any language herein to the contrary, PMC will not be required to sell or otherwise transfer to the Depositor any Receivable arising under the Designated Servicing Contract (i) that arises after the commencement of the Full Amortization Period and (ii) in respect of which the Issuer, the Depositor and the Administrative Agent shall have received a written notice from PMC, no later than one (1) Business Day after the origination thereof, (A) identifying such Receivable in reasonable detail and (B) certifying that PMC has concluded in its reasonable discretion (with reasonable supporting detail therefor) that PMC will not receive reasonably equivalent value for the transfer of any such identified Receivable because the value of the equity of the Depositor was negative prior to the contribution of such Receivable after taking into account all of the following, among other relevant factors, any indemnification payments owing by PMC to the Depositor under this Agreement (giving effect to the full value of such indemnification payment obligations as an asset of the Depositor).

(b) Purchase Price. In consideration of the sale and/or contribution, assignment, transfer and conveyance to the Depositor of the Aggregate Receivables and related Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, the Depositor shall, on each Sale Date, pay and deliver to PMC, in immediately available funds on the related Sale Date, or otherwise promptly following such Sale Date if so agreed by PMC, as receivables seller, and the Depositor, a purchase price (the “Purchase Price”) equal to (i) in the case of one Receivable sold, assigned, transferred and conveyed on such Sale Date, the fair market value of such Receivable on such Sale Date or (ii) in the case more than one Receivable is sold, assigned, transferred and conveyed on such Sale Date, the aggregate of the fair market values of such Receivables on such Sale Date, payable in cash to the extent of funds available to the Depositor. To the extent that the Purchase Price of the Additional Receivables is greater than the cash portion of the Purchase Price, then the Depositor shall accept a contribution to its capital from PMC in an amount equal to the remaining unpaid portion of the Purchase Price.

(c) Removal of Designated Servicing Contracts or Designated Pools and Receivables. On any date on or after the satisfaction of all conditions specified in Section 2.1(c) of the Indenture, PMC, as receivables seller, may remove a Designated Servicing Contract or a Designated Pool from the Designated Pool Schedule (each such Designated Servicing Contract or Designated Pool so removed, a “Removed Designated Servicing Contract” and a “Removed Pool”, respectively). Upon the removal of a Designated Servicing Contract or a Designated Pool from the Designated Pool Schedule, (i) except if PMC conducts a Permitted Refinancing or following a Consent Withdrawal Date, all Receivables related to Advances under such Removed Designated Servicing

Contract previously transferred to the Depositor and Granted to the Indenture Trustee for inclusion in the Trust Estate, shall remain subject to the lien of the Indenture, in which case the Receivables Seller may not assign to another Person any such previously transferred Receivables arising under that Removed Designated Servicing Contract until all such previously transferred Receivables that arose under that Removed Designated Servicing Contract or that Removed Pool that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing, and (ii) all Receivables related to such Removed Designated Servicing Contract or such Removed Pool arising on or after the date that the related Designated Servicing Contract was removed from the Designated Pool Schedule (the “Stop Date”) on or after a Consent Withdrawal Date shall not be sold to the Depositor and shall not constitute Additional Receivables. For the avoidance of doubt, PMC may sell, contribute, assign, transfer and convey to any Person any Receivable related to Advances under a Removed Designated Servicing Contract not previously transferred to the Depositor and Granted to the Indenture Trustee, except as otherwise prohibited by the Consent (including the Consent Agreement).

(d) Marking of Books and Records. PMC shall, at its own expense, on (i) the Closing Date, in the case of the Initial Receivables, and (ii) the applicable Sale Date, in the case of Additional Receivables, indicate in its books and records (including its computer records) that the Receivables in respect of a Designated Pool relating to each Designated Servicing Contract and the related Transferred Assets have been sold and/or contributed, assigned, transferred and conveyed to the Depositor in accordance with this Agreement. PMC shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement (except in accordance with Section 9(b)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, PMC shall promptly indicate to such third party that the Receivables have been sold and/or contributed, assigned, transferred and conveyed and PMC (except in accordance with Section 9(b)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.

Section 3. PMC’s Acknowledgment and Consent to Assignment.

(a) Acknowledgment and Consent to Assignment. PMC hereby acknowledges that the Depositor has sold and/or contributed, assigned, transferred and conveyed to the Issuer, and that, subject to the terms and conditions set forth in the Indenture and the terms of the Consent Agreement, the Issuer has Granted to the Indenture Trustee, on behalf of the Noteholders, the rights (but not the obligations) of the Depositor under this Agreement, including, without limitation, the right to enforce the obligations of PMC hereunder. PMC hereby consents to such Grant by the Issuer to the Indenture Trustee pursuant to the Indenture and acknowledges that each of the Issuer and the Indenture Trustee (on behalf of itself, the Noteholders, any Supplemental Credit Enhancement Provider and any Liquidity Provider) shall be a third party beneficiary in respect of the representations, warranties, covenants, rights, indemnities and other benefits arising hereunder that are so Granted by the Issuer. Moreover, PMC hereby authorizes and appoints as its attorney-in-fact the Depositor, the Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Depositor, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights under this Agreement and its rights to collect the Aggregate Receivables.

(b) Access to Records. In connection with the conveyances hereunder, PMC hereby grants to the Depositor (and its assigns) a non-exclusive irrevocable license to access all records relating to the Aggregate Receivables, without the need for any further documentation in connection with any conveyance hereunder, exclusive of any items the sharing of which, with the Depositor or its assigns, PMC would be prohibited from disclosing or providing by Applicable Law or contract (including the Freddie Mac Single-Family Seller/Servicer Guide, the Freddie Mac Purchase Documents and the Designated Servicing Contract); provided, however, that the Depositor (and its assigns) may not exercise any right under such license until an Event of Default has occurred and is continuing; and provided further that such license is for the limited purpose of administering and accounting for the Aggregate Receivables. In connection with such license, and subject to the foregoing provisos, PMC hereby grants to the Depositor (and its assigns) an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all software used by PMC, as receivables seller or as servicer as the case may be, to account for the Aggregate Receivables, to the extent necessary to administer the Aggregate Receivables, such software is owned by PMC and PMC is permitted to grant such license without further payment or action by PMC. With respect to software owned by others and used by PMC under license agreements, PMC shall cooperate with the Depositor (and its assigns) to identify such software and the applicable licensors thereof and provide such other information available to it and reasonably necessary in order for the Depositor to obtain its own licenses with respect to such software. The licenses granted by PMC pursuant to this Section 3 with respect to software owned by it shall be irrevocable and shall terminate on the Receivables Sale Termination Date.

Section 4. Representations, Warranties and Certain Covenants of PMC, as Servicer and as Receivables Seller.

PMC, as receivables seller and as servicer, hereby makes the following representations and warranties for the benefit of the Depositor, the Issuer, and the Indenture Trustee for the benefit of the Noteholders, on which the Depositor is relying in purchasing the Aggregate Receivables and executing this Agreement, on which the Issuer is relying in purchasing the Aggregate Receivables and executing the Receivables Pooling Agreement, and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the date of this Agreement, and as of each Sale Date (provided that the representations under Section 4(b) that are made on a Sale Date are made only with respect to the Receivables sold on such Sale Date). Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables and any other related Transferred Assets to the Depositor and the Issuer.

(a) General Representations, Warranties and Covenants.

(i) Organization and Good Standing. PMC is a corporation duly organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.

(ii) Due Qualification. PMC is and will continue to be duly qualified to do business as a corporation in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Receivables and such failure cannot be subsequently cured for the purposes of enforcing contracts.

(iii) Power and Authority. PMC has and will continue to have all requisite corporate power and authority to own the Receivables, and PMC has and will continue to have all requisite corporate power and authority to execute and deliver this Agreement, the initial Designated Servicing Contract Schedule and each subsequent Designated Servicing Contract Schedule, each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “Related Documents”), and to perform each of its obligations under this Agreement and under the Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PMC, and the execution and delivery of each of the Related Documents by PMC, the performance by PMC of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been (or in the case of any Related Documents not yet executed, will be) duly authorized by PMC and no further corporate action or other actions are required to be taken by PMC in connection therewith, except as such enforcement may be affected by bankruptcy, insolvency or similar laws and by equitable principles.

(iv) Valid Transfer. Upon the execution and delivery of this Agreement, each Assignment of Receivables and the Designated Pool Schedule by each of the parties hereto, this Agreement shall, (subject to Section 11(k)), evidence a valid sale and/or contribution, transfer, assignment and conveyance of the Initial Receivables as of the Closing Date and the Additional Receivables as of the applicable Sale Date to the Depositor, which is enforceable against creditors of and purchasers from PMC except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(v) Binding Obligation. This Agreement and each of the other Transaction Documents to which PMC is a party has been, or when delivered will have been, duly executed and delivered and constitutes the legal, valid and binding obligation of PMC, enforceable against PMC, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

(vi) Good Title. Immediately prior to each Purchase of Receivables hereunder, PMC is the legal and beneficial owner of each such Receivable and the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than (i) Permitted Liens, and (ii) the provisions of Section 11(k); and immediately upon the transfer and assignment thereof, the Depositor and its assignees will have good and marketable title to, with the right to sell and encumber, each Receivable, whether now existing or hereafter arising, together with the related Transferred Assets with respect thereto, free and clear of any Adverse Claims other than Permitted Liens and the provisions of Section 11(k).

(vii) Perfection.

(A) To the extent provided in Section 7 of this Agreement, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all of PMC’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Aggregate Receivables and the related Transferred Assets with respect thereto in favor of the Depositor, which security interest is, subject to the terms of the Consent Agreement, prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from PMC, except as otherwise provided in Section 11(k);

(B) PMC has caused or will timely cause the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Aggregate Receivables and the related Transferred Assets granted to the Depositor hereunder; and

(C) PMC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables and the related Transferred Assets, other than under this Agreement, except pursuant to any agreement that has been terminated on or prior to the date hereof. PMC has not authorized the filing of and is not aware of any financing statement filed against it, the Depositor or the Issuer covering the Aggregate Receivables and the related Transferred Assets other than those filed in connection with this Agreement and the other Transaction Documents and those that have been terminated on or prior to the date hereof or for which the lien with respect to the Receivables has been released. PMC is not aware of any material judgment or tax lien filings against it not previously disclosed to the Administrative Agent.

(viii) No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Related Documents by PMC, nor the consummation by PMC of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Related Documents or the other Transaction Documents to which PMC is a party (A) will violate the organizational documents of PMC, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a material breach or acceleration of, any material indenture, material agreement or other material instrument to which PMC or any of its Affiliates is a party or by which it or any of them is bound, or which may be applicable to PMC, (C) results in the creation or imposition of any Adverse Claim upon any of the property or assets of PMC under the terms of any of the foregoing, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to PMC (“Applicable Law”) or its properties.

(ix) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to PMC’s knowledge, threatened, against PMC (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by PMC or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to PMC or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.

(x) Ownership of Depositor. PMC owns 100% of the membership interest in the Depositor. No Person other than PMC has any rights to acquire membership interests in the Depositor.

(xi) Ownership of Issuer. 100% of the Owner Trust Certificate of the Issuer is owned by the Depositor. No Person other than the Depositor has any rights to acquire all or any portion of the Owner Trust Certificate in the Issuer.

(xii) No Violation of Exchange Act or Regulations T, U or X. None of the transactions contemplated in the Transaction Documents (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(xiii) All Consents Obtained. All approvals, authorizations, consents or orders of any governmental body or official required under Applicable Law in connection with the execution and delivery by PMC or the Depositor of this Agreement and the Transaction Documents to which PMC, the Depositor or the Issuer is a party, the performance by PMC of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by PMC of the terms hereof and thereof, including without limitation, the transfer of Receivables from PMC to the Depositor and from the Depositor to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee, have been obtained.

(xiv) Not an Investment Company. None of PMC, the Depositor, the Issuer nor the Trust Estate is required to be registered as an “investment company” or is a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act, and none of the execution, delivery or performance of obligations under this Agreement or any of the Transaction Documents, or the consummation of any of the transactions contemplated thereby (including, without limitation, the sale of the Transferred Assets hereunder) will violate any provision of the Investment Company Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(xv) All Taxes, Fees and Charges Relating to Transaction and Transaction Documents Paid. Any taxes, fees and other governmental charges due and payable by PMC, the Depositor or the Issuer in connection with the execution and delivery of this Agreement and the transactions contemplated hereby have been or will be paid by PMC or the Depositor at or prior to the date of this Agreement, except for any such taxes, fees and other governmental charges as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(xvi) No Broker, Finder or Financial Adviser Other Than Barclays. None of PMC nor any of its officers, directors, employees or agents has employed any broker, finder or financial adviser or incurred any liability for fees or commissions to any person other than Barclays (including Affiliates of Barclays) in connection with the offering, issuance or sale of the Notes of any Class.

(xvii) Solvency. PMC, both prior to and after giving effect to each sale and/or contribution of Receivables relating to the Designated Servicing Contracts on each Sale Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(xviii) Information to Note Rating Agencies. All information provided by PMC to any Note Rating Agency, taken together, is true and correct in all material respects.

(xix) No Fraudulent Conveyance. PMC is selling and/or contributing the Aggregate Receivables to the Depositor in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.

(xx) Ability to Perform Obligations. PMC does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(xxi) Information. No document, certificate or report furnished by PMC in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby, taken together, contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by PMC which when taken as a whole could reasonably be expected to impair the ability of PMC to perform its obligations under this Agreement or any other Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of PMC pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(xxii) Fair Consideration. The aggregate consideration received by PMC, as receivables seller, pursuant to this Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the obligations of PMC, as receivables seller, hereunder.

(xxiii) Bulk Transfer. No sale, contribution, transfer, assignment or conveyance of Receivables by PMC, as receivables seller, to the Depositor contemplated by this Agreement or by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(xxiv) Name. The legal name of PMC is as set forth in this Agreement and PMC does not have any trade names, fictitious names, assumed names or “doing business” names.

(xxv) Default. None of PMC, the Depositor or the Issuer is in default (or, with respect to PMC, subject to termination as servicer) under any material agreement, contract, instrument or indenture to which such Person is a party or by which it or its properties is or are bound (including without limitation, each Designated Servicing Contract), or with respect to any order of any court, administrative agency, arbitrator or governmental body which should reasonably be expected to have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(xxvi) Repayment of Receivables. PMC has no reason to believe that at the time of the transfer of any Receivables to the Depositor pursuant hereto, such Receivables will not be paid in full.

(xxvii) Designated Servicing Contracts. Each Designated Servicing Contract, as amended, is in full force and effect and no default exists (other than those occurring in the ordinary course of servicing and which are not reasonably likely to result in a termination of PMC’s approval as a seller and servicer of residential mortgage loans for Freddie Mac) thereunder and, each of the Designated Servicing Contracts is a Facility Eligible Designated Servicing Contract.

(xxviii) [Reserved].

(xxix) No Change in Condition of PMC. Since June 30, 2023, there has been no change in the business, operations, or financial condition of PMC which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document or materially adversely affect the transactions contemplated under this Agreement or any other Transaction Document.

(xxx) Freddie Approved. PMC is an approved seller and servicer of residential mortgage loans for Freddie Mac. PMC is not in default (except for a breach or default which is in the ordinary course of servicing and will not result in a termination for cause of PMC as an approved servicer for Freddie Mac) under its agreement to sell and service mortgage loans for Freddie Mac and no event has occurred which would make PMC unable to comply with eligibility requirements or which would require notification to Freddie Mac.

(xxxi) Compliance With Laws. PMC has complied or shall comply in all material respects with all Applicable Laws to which it may be subject, except where the failure to so comply should not be reasonably expected to have an Adverse Effect or a material adverse effect on the financial condition or operations of PMC, or the ability of PMC, the Depositor or the Issuer to perform their respective obligations hereunder or under any of the other Transaction Documents.

(xxxii) Accounting. PMC’s accounts for the transactions contemplated by this Agreement as a sale from PMC to the Depositor, except to the extent that such sales are not recognized under GAAP due to consolidated financial reporting.

(b) Representations, Warranties and Covenants of PMC Concerning the Receivables.

(i) Facility Eligible Receivables. Each Receivable is payable in United States dollars and is a Facility Eligible Receivable. Each Receivable arises from an Advance for which PMC is entitled to reimbursement relating to the Designated Servicing Contract.

(ii) Assignment Permitted under the Designated Servicing Contract. Each Receivable relating to the Designated Servicing Contract is fully transferable and such transfer will not violate the terms of the Designated Servicing Contract subject to (1) the consent of Freddie Mac and (2) the terms and provisions of the Consent Agreement.

(iii) Schedule of Receivables. The information set forth in the Schedule of Receivables hereto shall be true and correct as of the date of this Agreement and each Funding Date.

(iv) No Fraud. As of any Sale Date, with respect to the Receivables transferred on such date, no Receivable has been identified by PMC or reported to PMC by Freddie Mac as having resulted from fraud perpetrated by any Person.

(v) No Impairment of PMC’s Rights. As of the Closing Date, or as of any Sale Date with respect to any Receivables sold on such date, neither PMC nor any other Person has taken any action that, or failed to take any action the omission of which, would materially impair its rights or the rights of its assignees, with respect to any Receivables.

(vi) No Defenses. As of the related Sale Date, each Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.

(vii) No Action to Impair Collectability. PMC has not taken (or omitted to take) and will not take (or omit to take), and has no notice that any other Person has taken (or omitted to take) or will take (or omit to take) any action that could impair the collectability of any Receivable.

(viii) No Pending Proceedings. There are no proceedings pending, or, to the best of PMC’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.

(ix) PMC’s Reporting Obligations. With respect to each Receivable, PMC is not aware of any circumstances which could reasonably be expected to make it unable to perform its reporting obligations as set forth in the Indenture in any material respect.

(x) UCC Classification. No Receivable is secured by “real property” or “fixtures” or evidenced by an “instrument” under and as defined in the UCC. The Aggregate Receivables constitute “general intangibles” or a “payment intangible” within the meaning of the applicable UCC.

(xi) Enforceability; Compliance with Laws. Each Receivable is enforceable in accordance with the terms of the Designated Servicing Contract, the Freddie Mac Single-Family Seller/Servicer Guide and/or the Freddie Mac Purchase Documents, as applicable. Each Advance complied with all Applicable Laws in all material respects, including those relating to consumer protection, is valid and enforceable and, at the time it is sold to the Depositor, will not be subject to any set-off, counterclaim or other defense to payment by the Obligor, Freddie Mac (except as otherwise provided in the Consent Agreement) or any other party.

(xii) No Consent Required. Each Receivable is assignable by PMC, and by the Depositor and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained), and upon acquiring the Receivables the Issuer will have the right to pledge the Receivables without the consent of any other Person (except any such consent that shall have been obtained) and without any other restrictions on such pledge.

(c) Survival. It is understood and agreed that the representations and warranties set forth in Section 4(a) and Section 4(b) shall survive throughout the term of this Agreement.

It is understood and agreed that the representations and warranties made by PMC, as receivables seller and as servicer, pursuant to this Agreement, on which the Depositor and the Issuer are relying in accepting the Receivables, on which the Depositor is relying in executing this Agreement, on which the Issuer is relying in executing the Receivables Pooling Agreement and on which the Noteholders are relying in purchasing the Notes, and the rights and remedies of the Depositor and its assignees under this Agreement against PMC pursuant to this Agreement, inure to the benefit of the Depositor, the Issuer, and the Indenture Trustee for the benefit of the Noteholders, as the assignees of PMC’s rights hereunder. Such representations and warranties and the rights and remedies for the breach thereof shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables from PMC to the Depositor and its assignees, and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.

(d) Remedies Upon Breach. PMC shall inform the Depositor, the Indenture Trustee and the Administrative Agent promptly, in writing, upon the discovery of any breach of its representations, warranties or covenants set forth in Section 4(a) or 4(b) hereunder. PMC shall provide such notice to the Indenture Trustee by electronic mail to Valerie.Delgado@Citi.com with subject reference “PMT ISSUER TRUST – FHLMC SAF-For Posting” for posting to the Indenture Trustee’s website. Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by PMC or receipt of written notice of such breach by PMC, such that, in the case of a representation and warranty, such representation and warranty shall be true and correct in all material respects as if made on such day, PMC shall either repurchase the affected Receivables or indemnify its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees), against and hold its assignees (including the Depositor, the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach, in an amount up to the Receivables Balance of any affected Receivable and each such purchase or indemnification amount to be paid hereunder, an “Indemnity Payment,” but only if the Collateral Test is not satisfied. For the avoidance of doubt, in the event the Collateral Test is satisfied on the date the obligation to make the Indemnity Payment first arises, the requirement to make such Indemnity Payment shall be applied on any subsequent date to the extent the Collateral Test is not satisfied on such subsequent date. This Section 4(d) sets forth the exclusive remedy for a breach of representation, warranty or covenant by PMC, as servicer, pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Holders of all Outstanding Notes.

Section 5. Termination.

This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by either party hereto upon written notice to the other party.

Section 6. General Covenants of PMC, as Receivables Seller and Servicer.

PMC covenants and agrees that, from the date of this Agreement until the termination of the Indenture:

(a) RESERVED.

(b) Bankruptcy. PMC agrees that it shall comply with Section 11(j). PMC has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. PMC will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.

(c) Legal Existence. PMC shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which cannot be subsequently cured for the purpose of enforcing contracts and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of PMC, the Depositor or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.

(d) Compliance With Laws. PMC shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of PMC, the Depositor or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.

(e) Taxes. PMC shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that PMC shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of PMC to perform its obligations hereunder. PMC shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(f) Compliance with Representations and Warranties. PMC covenants that it shall conduct its business such that it will continually comply with all of its representations and warranties made in Section 4(a).

(g) Amendments to the Designated Servicing Contract. PMC hereby covenants and agrees not to expressly consent to any amendment to the Designated Servicing Contract except for such amendments that would have no material and adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of PMC’s, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplemental Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Administrative Agent and of each Supplemental Credit Enhancement Provider; provided, that if the amendment of the Designated Servicing Contract, the Freddie Mac Single-Family Seller/Servicer Guide and/or the Freddie Mac Purchase Documents is done unilaterally by Freddie Mac, the prior written consent of the Administrative Agent and of each Supplemental Credit Enhancement Provider is not required. PMC will, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(h) Maintenance of Security Interest. PMC shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time the interest of the Depositor, the Issuer, the Indenture Trustee and the Noteholders and any Supplemental Credit Enhancement Provider and any Liquidity Provider in all of the Aggregate Receivables is fully perfected in accordance with the UCC.

(i) Keeping of Records and Books of Account. PMC shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).

(j) Fidelity Bond and Errors and Omissions Insurance. PMC, as servicer, shall obtain and maintain at its own expense and keep in full force and effect so long as any Notes are outstanding, a blanket fidelity bond and an errors and omissions insurance policy with one or more insurers covering its officers and employees and other persons acting on its behalf in connection with its activities under the Transaction Documents meeting the criteria required by the Designated Servicing Contracts. Coverage of PMC, as servicer, and of the Depositor under a policy or bond obtained by an Affiliate of PMC and providing the coverage required by this subsection (j) shall satisfy the requirements of this subsection (j). PMC will promptly provide notice in writing to the Indenture Trustee of any failure to satisfy the requirements of this subsection (j). PMC shall provide such notice to the Indenture Trustee by electronic mail to Valerie.Delgado @Citi.com with subject reference “PMT ISSUER TRUST – FHLMC SAF-For Posting” for posting to the Indenture Trustee’s website.

(k) No Adverse Claims, Etc. Against Receivables and Trust Property. PMC hereby covenants that, except for the transfer hereunder and as of any date on which Additional Receivables are transferred, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Adverse Claim on any of the Aggregate Receivables, or any interest therein other than Permitted Liens and as otherwise set forth in Section 11(k). PMC shall notify the Depositor and its designees of the existence of any Adverse Claim (other than as provided above) on any Receivable promptly upon discovery thereof; and PMC shall defend the right, title and interest of the Depositor and its assignees in, to and under the Receivables against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 6 shall be deemed to apply to any Adverse Claims for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if PMC shall currently be contesting the validity thereof in good faith by appropriate Proceedings. In addition, PMC shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under Applicable Law and will be maintained as such until the Receivables Sale Termination Date, subject to Section 11(k).

(l) Taking of Necessary Actions. PMC shall perform all actions necessary to sell and/or contribute, assign, transfer and convey the Aggregate Receivables to the Depositor and its assigns, including the Issuer, including, without limitation, any necessary notifications to Freddie Mac or other third parties.

(m) Ownership. PMC will take all necessary action to establish and maintain, irrevocably in the Depositor, legal and equitable title to the Aggregate Receivables and the related Transferred Assets, free and clear of any Adverse Claim (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect the Depositor’s interest in such Aggregate Receivables and related Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Depositor or the Indenture Trustee (as the Depositor’s assignee) may reasonably request) other than Permitted Liens.

(n) Depositors’ Reliance. PMC acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Issuer’s identity as a legal entity that is separate from PMC and the Depositor. Therefore, from and after the date of execution and delivery of this Agreement, PMC will take all reasonable steps to maintain the Issuer’s identity as a separate legal entity and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of PMC and the Depositor. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, PMC (i) will not hold itself out to third parties as liable for the debts of the Issuer nor purport to own the Aggregate Receivables and other related Transferred Assets, and (ii) will take all other actions necessary on its part to ensure that the facts and assumptions regarding it set forth in the opinion issued by Winston & Strawn LLP, dated the Closing Date, relating to substantive consolidation issues remain true and correct at all times.

(o) Name Change, Offices and Records. In the event PMC makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records, it shall notify the Depositor and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) such financing statements (Forms UCC1 and UCC3) which the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) except in the event of a change in PMC’s location of its books and records, if the Indenture Trustee shall so request, an opinion of outside counsel to PMC, in form and substance reasonably satisfactory to the Indenture Trustee, as to the grant or assignment from the Receivables Seller to the Depositor of a security interest in the Aggregate Receivables, if the transfers thereof by PMC to the Depositor are determined not to be true sales, and as to the perfection and priority of the Depositor’s security interest in the Aggregate Receivables in such event, and (iii) such other documents and instruments that the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request in connection therewith and shall take all other steps to ensure that the Depositor continues to have a first priority, perfected security interest in the Aggregate Receivables and the related Transferred Assets, subject to Section 11(k).

(p) Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of PMC or in the case of a change in the “location” of PMC for purposes of Section 9-307 of the UCC, PMC must take all actions necessary or reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Depositor, the Issuer, the Administrative Agent or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of any of PMC, the Depositor, the Issuer or any assignee or beneficiary of the Issuer’s rights under this Agreement, including the Indenture Trustee on behalf of the Noteholders under any of the Transaction Documents.

Section 7. Grant Clause.

It is the intention of the parties hereto that each transfer and assignment contemplated by this Agreement shall constitute an absolute sale or contribution, as applicable, of the related Receivables from PMC to the Depositor and that the Receivables shall not be part of PMC’s estate or otherwise be considered property of PMC in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to PMC or any of its property. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and subject to the terms and provisions of the Consent Agreement; (b) PMC hereby grants to the Depositor, subject to the interests of Freddie Mac pursuant to the Consent Agreement, a first priority security interest in all of its right, title and interest in, to and under, whether now owned or hereafter acquired, the Aggregate Receivables and the related Transferred Assets to secure payment of such loan, subject to Section 11(k); and (c) this Agreement shall constitute a security agreement under Applicable Law. PMC will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and the other Transferred Assets to secure payment or performance of an obligation, such security interest would be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the term of this Agreement, subject to Section 11(k). PMC will, at its own expense, make all initial filings on or about the Closing Date, and shall forward a copy of such filing or filings to the Indenture Trustee.

PMC hereby authorizes the Depositor and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interest described herein and to exercise any and all other rights and remedies pursuant to the UCC.

Section 8. Conveyance by Depositor; Grant by Issuer.

Each of the Depositor and the Issuer shall have the right, upon notice to but without the consent of PMC, to Grant, in whole or in part, its interest under this Agreement with respect to the Receivables to the Issuer and to the Indenture Trustee, respectively, and the Indenture Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the Depositor in this Agreement shall be deemed to include its assignee or designee, specifically including the Issuer and the Indenture Trustee in such context.

Section 9. Protection of Indenture Trustee’s Security Interest in Trust Estate.

(a) PMC shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to it, the status of such Receivable, including payments and recoveries made and payments owing.

(b) PMC will maintain its computer records so that, from and after the Grant of the security interest under the Indenture, PMC’s master computer records (including any back-up archives) that refer to any Receivables indicate that the Receivables are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on PMC’s records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.

Section 10. Indemnification.

(a) Without limiting any other rights that an Indemnified Party may have hereunder or under Applicable Law, PMC agrees to indemnify each Indemnified Party from and against any and all Indemnification Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of PMC’s obligations under this Agreement, excluding, however, Indemnification Amounts to the extent resulting from the negligence or willful misconduct on the part of such Indemnified Party

(b) Without limiting or being limited by the foregoing, PMC shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnification Amounts relating to or resulting from:

(i) reliance on any representation or warranty made by PMC under or in connection with this Agreement, any other Transaction Document, any report or any other information delivered by it pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by PMC to comply with any term, provision or covenant contained in this Agreement (excluding Section 4(b) of this Agreement), or any agreement executed by it in connection with this Agreement or any other Transaction Document; or

(iii) the failure of this Agreement to vest and maintain vested in the Depositor, or to transfer, to the Depositor, ownership of the Aggregate Receivables which are, or are purported to be, Receivables, together with all collections in respect thereof, free and clear of any adverse claim based on the facts existing at the time of transfer (except as permitted hereunder) whether such claim exists at the time of the transfer of such Receivable or at any time thereafter.

(c) Any Indemnification Amounts subject to the indemnification provisions of this Section 10 shall be paid to the Indemnified Party within fifteen (15) Business Days following demand therefor and delivery of reasonable supporting documentation. “Indemnified Party” means any of the Depositor and any of its assignees (including the Issuer and the Indenture Trustee) and each of their respective assignees. “Indemnification Amounts” means any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related reasonable documented out-of-pocket costs and reasonable expenses of any nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred by an Indemnified Party with respect to this Agreement as a result of a breach by PMC, as described in Section 10(a), including without limitation, the enforcement hereof.

(d) (i) Promptly after an Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed against PMC under this Section 10, the Indemnified Party shall notify PMC in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, and providing a copy thereof, but failure so to notify PMC shall not relieve PMC from any liability which it may have hereunder or otherwise except to the extent that PMC is prejudiced by such failure so to notify PMC.

(ii) PMC will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from PMC to such Indemnified Party that PMC wishes to assume the defense of any such action, PMC will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless, (A) the defendants in any such action include both the Indemnified Party and PMC, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to PMC, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both PMC and such Indemnified Party, (B) PMC shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (C) PMC shall have authorized the employment of counsel for the Indemnified Party at PMC’s expense; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by PMC; provided, however, that PMC shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with PMC in the defense of any such action or claim.

(iii) PMC shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

Section 11. Miscellaneous.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed by PMC and the Depositor upon delivery of an Issuer Tax Opinion (unless unanimously waived by the Noteholders). In addition, so long as the Notes are outstanding, this Agreement may not be amended without the prior written consent of (A) the Administrative Agent and (B) Noteholders of more than 50% (by Class Invested Amount) of each Class of each Series unless, in the case of clause (B), (i) the amendment is for a purpose for which the Indenture could be amended without any Noteholder consent and (ii) PMC shall have delivered to the Indenture Trustee an officer’s certificate to the effect that PMC reasonably believes that any such amendment will not have an Adverse Effect on the Holders of the Notes. Any such amendment requested by PMC shall be at its own expense. PMC, as servicer, shall promptly notify each Note Rating Agency then rating the Notes of any amendment of this Agreement or of the Receivables Pooling Agreement, and shall furnish a copy of any such amendment to each such Note Rating Agency.

(b) Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of PMC and shall inure to the benefit of the successors and assigns of the Depositor, and all persons claiming by, through or under the Depositor except as set forth herein.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d) Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(e) Governing Law. THIS AGREEMENT AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof.

(g) Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(h) Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

(i) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

(j) No Petition. PMC, by entering into this Agreement, agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, Insolvency Proceedings or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement, or cause the Depositor or the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. This Section 11(j) shall survive termination of this Agreement.

(k) Rights and Powers of Freddie Mac. Notwithstanding anything herein to the contrary, the sale and assignment of the Receivables arising from the Advances pursuant to this Agreement are subject, in each and every respect, to all rights, powers, and prerogatives of Freddie Mac under and in connection with (i) the terms and conditions of that certain Consent Agreement dated as of August 10, 2023 (as may be amended, modified, restated or supplemented from time to time, the “Consent Agreement”), with respect to the “Reimbursement Assignments and Pledge” of the “Reimbursement Rights” (as such terms are defined in the Consent Agreement) by and among Freddie Mac, PMC, as Servicer, the Depositor, the Issuer, as Assignee, Citibank, N.A., as Indenture Trustee and Barclays Bank PLC, as Administrative Agent, (ii) the terms and conditions of the Purchase Documents, other than as set forth pursuant to the express terms and provisions of the Consent Agreement and (iii) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of PMC to Freddie Mac (other than Freddie Mac’s limited payment subordination and its limited subordination of its right of setoff pursuant to the express terms and provisions of the Consent Agreement). Further any UCC financing statement filed relating to this Agreement or the interests Granted herein shall contain the following language:

“The security interest perfected by this financing statement is subject, in each and every respect, to all rights, powers, and prerogatives of Freddie Mac under and in connection with (i) the terms and conditions of that certain Consent Agreement, entered into as of August 10, 2023 (as may be amended from time to time, the ‘Consent Agreement’), with respect to the ‘Reimbursement Assignments and Pledge’ of the ‘Reimbursement Rights’ (as such terms are defined in the Consent Agreement), by and among: Freddie Mac, PennyMac Corp. (“PMC”), as Servicer, PMT SAF Funding, LLC, as Depositor, PMT ISSUER TRUST – FHLMC SAF, as Assignee, Citibank, N.A., as Indenture Trustee and Barclays Bank PLC, as Administrative Agent, (ii) the terms and conditions of the Purchase Documents as defined in the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time, other than as set forth pursuant to the express terms and provisions of the Consent Agreement; and (iii) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of PMC to Freddie Mac (other than Freddie Mac’s limited payment subordination and its limited subordination of its right of setoff pursuant to the express terms and provisions of the Consent Agreement).”

Freddie Mac shall be an express and intended third party beneficiary of this Section 11(k) and shall be entitled to rely upon this Section 11(k) in all respects. This Section 11(k) shall not be amended or modified without the express written consent of Freddie Mac.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN AN LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Sale Agreement to be duly executed as of the date first above written.

PENNYMAC CORP., as Receivables Seller and as Servicer

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

PMT SAF FUNDING, LLC, as Depositor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

[End of signatures]

[PMC; PMT SAF Funding, LLC - Signature Page to Receivables Sale Agreement]

Schedule 1

ASSIGNMENT OF RECEIVABLES

Dated as of [_________], 2023

This Assignment of Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Receivables Sale Agreement (the “Agreement”), dated as of August 10, 2023, by and between PennyMac Corp., a corporation organized under the laws of the State of Delaware, as receivables seller and servicer (“PMC”), and PMT SAF Funding, LLC, a limited liability company organized under the laws of Delaware (the “Depositor”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.

By its signature to this Assignment, PMC hereby sells, assigns, transfers and conveys to the Depositor and its assignees, without recourse, but subject to the terms of the Agreement, all of its right, title and interest in, to and under its rights to reimbursement for Receivables relating to the Designated Servicing Contract with respect to each Designated Pool listed on Attachment A attached hereto, existing on the date of this Assignment and any Additional Receivables relating to the Designated Pool listed on Attachment A, on or before the related Receivables Sale Termination Date, the other Transferred Assets related to such Receivables described in Section 2(a) of the Agreement, pursuant to the terms of the Agreement, and the Depositor hereby accepts such sale, assignment, transfer and conveyance and agrees to transfer to PMC, as receivables seller, the consideration set forth in the Agreement.

[Signature page follows]

PENNYMAC CORP., as Receivables Seller and as Servicer

By:
Name:
Title:

PMT SAF FUNDING, LLC, as Depositor

By:
Name:
Title:

[PMC; PMT SAF Funding, LLC - Signature Page to Schedule I to Receivables Sale Agreement –

Assignment of Receivables]

Attachment A to Schedule 1

DESIGNATED POOLS RELATED TO THE AGGREGATE RECEIVABLES